EXHIBIT 23(a)

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Fleet Financial Group, Inc.:


We consent to the use of our report incorporated by reference in the Fleet Financial Group, Inc. Annual Report on Form 10-K for the year ended December 31, 1994, as amended by a Form 10K/A dated April 28, 1995, which is incorporated by reference herein. Our report refers to a change in the method of accounting for investments.

                                             /s/ KPMG PEAT MARWICK LLP

Providence, Rhode Island
November 29, 1995